                                                                    Exhibit 4.1


                                 WRITTEN CONSENT
                                OF THE DIRECTORS
                            OF GOLDENACCESS.COM, INC.
                           IN LIEU OF SPECIAL MEETING


         The undersigned, being the sole director of GOLDENACCESS.COM, INC., a Florida corporation (the "Corporation"), hereby consents, in lieu of a special meeting and pursuant to Section 607.0821 of the Florida Business Corporation Act, to the adoption of the following resolutions, and directs the Secretary of the Corporation to file this Consent in the minute book of the Corporation:

         WHEREAS, Clifford Y. Pierce ("Pierce") is the Chairman of the Corporation;

         WHEREAS the Corporation desires to issue to Pierce an option to acquire 120,000 shares of common stock of the Corporation at a strike price of three dollars and seventy-five cents ($3.75) per share exercisable for five years from the date of the option agreement, but not first exercisable until the completion of 6 consecutive months after the effective date of the first registration statement of the Company.

         RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute that certain Option Agreement in the form attached hereto as EXHIBIT A, and to do and perform any and all other acts, and execute any and all other documents that, in their sole discretion, are necessary or appropriate in connection therewith.

         WHEREAS, Paul Callihoo ("Callihoo") is a key person in the Corporation;

         WHEREAS, the Corporation desires to issue to Callihoo, as key personnel, an option to acquire 50,000 shares of common stock of the Corporation at a strike price of three dollars and seventy-five cents ($3.75) per share, exercisable for five years after the date of the option agreement, but with the restriction that an option to acquire only 10,000 shares may be exercised after the completion of one year following the effective date of the first registration statement of the Corporation, and that an option to acquire the other 40,000 shares may be exercised after the completion of two years following the effective date of the first registration statement of the Corporation, and with the further restriction that Callihoo be employed by the Corporation at the time of any exercise of options.

         RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute that certain Option Agreement in the form attached hereto as EXHIBIT B, and to do and perform any and all other acts, and execute any and all other documents that, in their sole discretion, are necessary or appropriate in connection therewith.

         WHEREAS, Nigel Gray ("Gray") is a key person in the Corporation;

         WHEREAS, the Corporation desires to issue to Gray, as key personnel, an option to acquire 50,000 shares of common stock of the Corporation at a strike price of three dollars and seventy-five cents ($3.75) per share, exercisable for five years after the date of the option agreement, but with the restriction that an option to acquire only 10,000 shares may be exercised only after the completion of one year following the effective date of the first registration statement of the Corporation, and that an option to acquire the other 40,000 shares may be exercised only after the completion of two years following the effective date of the first registration statement of the Corporation, and with the further restriction that Gray be employed by the Corporation at the time of any exercise of options.

         RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute that certain Option Agreement in the form attached hereto as EXHIBIT C, and to do and perform any and all other acts, and execute any and all other documents that, in their sole discretion, are necessary or appropriate in connection therewith.

         FURTHER RESOLVED, that the Corporation is hereby authorized to issue to "executive management personnel" of the Corporation options to acquire an additional 680,000 shares of common stock of the Corporation at a strike price of three dollars and seventy-five cents ($3.75) per share, exercisable for five years from the date of the option agreement, but not first exercisable until the completion of 6 consecutive months after the effective date of the first registration statement of the Corporation, and that the officers of the Corporation are hereby authorized and directed to execute such agreements, and to do and perform any and all other acts that, in their sole discretion, are necessary or appropriate in connection therewith.

         FURTHER RESOLVED, that the Corporation is hereby authorized to issue to "key personnel" of the Corporation options to acquire an additional 220,000 shares of common stock of the Corporation at a strike price of three dollars and seventy-five cents ($3.75) per share, exercisable for five years from the date of the option agreement, provided that 20 percent of any option grant may be exercised after one year has elapsed following the effective date of the first registration statement of the Corporation and that 80 percent thereof may be exercised after two years have elapsed following such effective date, and further provided that the employee to whom the option is granted is employed by the Corporation at the time of exercise. The officers of the Corporation are hereby authorized and directed to execute such agreements, and to do and perform any and all other acts that, in their sole discretion, are necessary or appropriate in connection therewith.

Dated as of:
            ----------------------



                                     -------------------------------------------
                                     Clifford Y. Pierce, as Chairman, President


----------------------------------
Secretary

                                    EXHIBIT A
                                    ---------

                      Option Agreement for Clifford Pierce

                                    EXHIBIT B
                                    ---------

                       Option Agreement for Paul Callihoo

                                    EXHIBIT C
                                    ---------

                         Option Agreement for Nigel Gray

                                OPTION AGREEMENT

                                      DATED

                               ____________, 2000



                                    PARTIES:
                                    -------

Goldenaccess.com, Inc., a Florida corporation (the "Corporation"), with an address at _______________________________________________________________.

Paul Callihoo ("Callihoo"), with an address at ___________________________
__________________________________________.


                                    RECITALS:
                                    --------

         WHEREAS, Callihoo is a key employee of the Corporation.

         WHEREAS, the Corporation desires to grant to Callihoo an option to acquire 50,000 shares of the common stock of the Corporation at the price and upon the terms hereinafter set forth.

         NOW THEREFORE, in consideration of the receipt of $1.00, Callihoo's continued employment with the Corporation and other good and valuable consideration, the sufficiency and/or receipt of which is hereby acknowledged, the parties hereby agree upon the following terms.

                                     TERMS:
                                     -----

     1.  OPTION.

         Callihoo is hereby granted the right to acquire FIFTY THOUSAND (50,000) shares of the common stock of the Corporation, during the period commencing on the date of this Option Agreement and ending on the fifth anniversary of the date of this Agreement (the "Option Period") at a price of three dollars and seventy-five cents ($3.75) per share (the "Option").

     2.  RESTRICTION ON EXERCISE.

         The exercise of the Option described in Section 1 is subject to the following restrictions:

         (a) No Option may be exercised under this Option Agreement, either in whole or in part, until the first anniversary of the effective date of the first Registration Statement of the Corporation.

         (b) An Option to acquire up to 10,000 shares under this Option Agreement may be exercised beginning on the first anniversary of the effective date of the first Registration Statement of the Corporation.

         (c) An Option to acquire all remaining shares under this Option Agreement may be exercised beginning on the second anniversary of the effective date of the first Registration Statement of the Corporation.

     3.  MINIMUM EXERCISE.

         Subject to the terms of Section 2, above, the Option may be exercised in whole or in part, from time to time and at any time and at multiple times during the Option Period, but for an amount of no less than 5,000 shares at any one time.

     4.  PAYMENT OF THE PURCHASE PRICE OF SHARES.

         Payment for the purchase of shares pursuant to the Option shall be made by cashier's check, attorney's trust account check, or wire transfer, at a closing to be held no later that 30 days after delivery of notice of exercise of rights under the Option.

     5.  ADJUSTMENT OF OPTION SHARES AND OPTION PRICE.

         The number of shares subject to the Option shall be adjusted for any stock dividend, subdivision, split-up or combination or exchange of common stock of the Corporation, and the purchase price of each share shall be adjusted accordingly.

     6.  TRANSFERABILITY.

         This Agreement and all rights hereunder shall not be transferable by Callihoo at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

     7.  FORFEITURE.

         If Callihoo's employment with the Corporation should terminate at any time during the Option Period, voluntarily or involuntarily, for any reason whatsoever, including but not limited to death or disability, termination with or without cause, or Callihoo's resignation, Callihoo shall forfeit the right to exercise any portion of the Option remaining at the time of such termination.

     8.  GOVERNING LAW.

         This Agreement is executed and delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida.

     9.   AMENDMENT.

         This Agreement, or any provision hereof, may not be amended, changed or modified without the written consent of each of the parties hereto.

    10.  NOTICES.

         Any notice to be given hereunder shall be in writing, and shall be delivered personally, or by a service obtaining a receipt for delivery, or by registered or certified mail, postage prepaid, return receipt requested, addressed to the party at the address shown above or such changed address as to which notice has previously been given hereunder, and deemed given when so delivered or 3 days after such mailing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


WITNESSES:                                   GOLDENACCESS.COM, INC., a
                                               Florida corporation


---------------------------------            By:
                                                -------------------------------
                                                Clifford Y. Pierce, President

---------------------------------
Print Name:
           ----------------------


---------------------------------
Print Name:
           ----------------------


As to the Corporation



---------------------------------            ----------------------------------
                                             Paul Callihoo
Print Name:
           ----------------------


---------------------------------
Print Name:
           ----------------------

As to Paul Callihoo

       [signature page to option agreement between goldenaccess.com. inc.
                               and Paul Callihoo]

                                OPTION AGREEMENT

                                      DATED

                               ____________, 2000



                                    PARTIES:

Goldenaccess.com, Inc., a Florida corporation (the "Corporation"), with an address at _______________________________________________________________.

Nigel Gray ("Gray"), with an address at _____________________________________.


                                    RECITALS:

       WHEREAS, Gray is a key employee of the Corporation.

       WHEREAS, the Corporation desires to grant to Gray an option to acquire 50,000 shares of the common stock of the Corporation at the price and upon the terms hereinafter set forth.

       NOW THEREFORE, in consideration of the receipt of $1.00, Gray's continued employment with the Corporation and other good and valuable consideration, the sufficiency and/or receipt of which is hereby acknowledged, the parties hereby agree upon the following terms.

                                     TERMS:

     1.  OPTION.


         Gray is hereby granted the right to acquire FIFTY THOUSAND (50,000) shares of the common stock of the Corporation, during the period commencing on the date of this Option Agreement and ending on the fifth anniversary of the date of this Agreement (the "Option Period") at a price of three dollars and seventy-five cents ($3.75) per share (the "Option").

     2.  RESTRICTION ON EXERCISE.

         The exercise of the Option described in Section 1 is subject to the following restrictions:

         (a) No Option may be exercised under this Option Agreement, either in whole or in part, until the first anniversary of the effective date of the first Registration Statement of the Corporation.

         (b) An Option to acquire up to 10,000 shares under this Option Agreement may be exercised beginning on the first anniversary of the effective date of the first Registration Statement of the Corporation.

         (c) An Option to acquire all remaining shares under this Option Agreement may be exercised beginning on the second anniversary of the effective date of the first Registration Statement of the Corporation.

     3.  MINIMUM EXERCISE.

         Subject to the terms of Section 2, above, the Option may be exercised in whole or in part, from time to time and at any time and at multiple times during the Option Period, but for an amount of no less than 5,000 shares at any one time.

     4.  PAYMENT OF THE PURCHASE PRICE OF SHARES.

         Payment for the purchase of shares pursuant to the Option shall be made by cashier's check, attorney's trust account check, or wire transfer, at a closing to be held no later that 30 days after delivery of notice of exercise of rights under the Option.

     5.  ADJUSTMENT OF OPTION SHARES AND OPTION PRICE.

         The number of shares subject to the Option shall be adjusted for any stock dividend, subdivision, split-up or combination or exchange of common stock of the Corporation, and the purchase price of each share shall be adjusted accordingly.

     6.  TRANSFERABILITY.

         This Agreement and all rights hereunder shall not be transferable by Gray at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

     7.  FORFEITURE.

         If Gray's employment with the Corporation should terminate at any time during the Option Period, voluntarily or involuntarily, for any reason whatsoever, including but not limited to death or disability, termination with or without cause, or Gray's resignation, Gray shall forfeit the right to exercise any portion of the Option remaining at the time of such termination.

     8.  GOVERNING LAW.

         This Agreement is executed and delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida.

     9.  AMENDMENT.

         This Agreement, or any provision hereof, may not be amended, changed or modified without the written consent of each of the parties hereto.

    10.  NOTICES.

         Any notice to be given hereunder shall be in writing, and shall be delivered personally, or by a service obtaining a receipt for delivery, or by registered or certified mail, postage prepaid, return receipt requested, addressed to the party at the address shown above or such changed address as to which notice has previously been given hereunder, and deemed given when so delivered or 3 days after such mailing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


WITNESSES:                                   GOLDENACCESS.COM, INC., a Florida
                                             corporation


------------------------------------         By:
                                                --------------------------------
Print Name:                                     Clifford Y. Pierce, President
           ------------------------


-----------------------------------

Print Name:
           ------------------------

As to the Corporation



------------------------------------         -----------------------------------
                                             Nigel Gray
Print Name:
           -------------------------



-----------------------------------

Print Name:
           ------------------------

As to Nigel Gray


       [signature page to option agreement between goldenaccess.com. inc.
                                 and Nigel Gray]

                                OPTION AGREEMENT

                                      DATED

                               ____________, 2000


                                    PARTIES:
                                    -------

Goldenaccess.com, Inc., a Florida corporation (the "Corporation"), with an address at ______________________________________________________________.


Clifford Y. Pierce ("Pierce"), with an address at ________________________.


                                    RECITALS:
                                    --------

         WHEREAS, Pierce is Chairman & President of the Corporation.

         WHEREAS, the Corporation desires to grant to Pierce an option to acquire 120,000 shares of the common stock of the Corporation at the price and upon the terms hereinafter set forth.

         NOW THEREFORE, in consideration of the receipt of $1.00 and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree upon the following terms.


                                     TERMS:
                                     -----

     1.  OPTION.

         Pierce is hereby granted the right to acquire ONE HUNDRED AND TWENTY THOUSAND (120,000) shares of the common stock of the Corporation, during the period commencing on the date of this Option Agreement and ending on the fifth anniversary of the date of this Option Agreement (the "Option Period") at a price of three dollars and seventy-five cents ($3.75) per share (the "Option").

     2.  RESTRICTION ON TIME OF EXERCISE.

         The Option may not be exercised, in whole or in part, until the date that is six (6) months following the effective date of the first Registration Statement of the Corporation.

     3.  MINIMUM EXERCISE.

         Subject to the terms of Section 2, above, the Option may be exercised in whole or in part, from time to time and at any time and at multiple times during the Option Period, but for an amount of no less than 5,000 shares at any one time.

     4.  PAYMENT OF THE PURCHASE PRICE OF SHARES.

         Payment for the purchase of shares pursuant to the Option shall be made by cashier's check, attorney's trust account check, or wire transfer, at a closing to be held no later that 30 days after delivery of notice of exercise of rights under the Option.

     5.  ADJUSTMENT OF OPTION SHARES AND OPTION PRICE.

         The number of shares subject to the Option shall be adjusted for any stock dividend, subdivision, split-up or combination or exchange of common stock of the Corporation, and the purchase price of each share shall be adjusted accordingly.

     6.  TRANSFERABILITY.

         This Agreement and all rights hereunder shall not be transferable by Pierce at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

     7.  GOVERNING LAW.

         This Agreement is executed and delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida.

     8.  AMENDMENT.

         This Agreement, or any provision hereof, may not be amended, changed or modified without the written consent of each of the parties hereto.

     9.  NOTICES.

         Any notice to be given hereunder shall be in writing, and shall be delivered personally, or by a service obtaining a receipt for delivery, or by registered or certified mail, postage prepaid, return receipt requested, addressed to the party at the address shown above or such changed address as to which notice has previously been given hereunder, and deemed given when so delivered or 3 days after such mailing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


WITNESSES:                              GOLDENACCESS.COM, INC., a Florida
                                        corporation


----------------------------------      By:
                                           -------------------------------------
                                           Clifford Y. Pierce, President
Print Name:
           ----------------------



---------------------------------

Print Name:
           ----------------------


As to the Corporation


---------------------------------       ----------------------------------------
                                        Clifford Y. Pierce
Print Name:
           ----------------------



---------------------------------
Print Name:
           ----------------------

As to Clifford Y. Pierce

       [signature page to option agreement between goldenaccess.com. inc.
                             and Clifford Y. Pierce]



                                      -3-